EXHIBIT 4.1

SOLARCITY CORPORATION

ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2020

INDENTURE

DATED AS OF DECEMBER 7, 2015

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

i

INDENTURE dated as of December 7, 2015 between SOLARCITY CORPORATION, a Delaware corporation (“Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (together with its successors, the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Zero Coupon Convertible Senior Notes due 2020:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Securities” means any Securities held by any Company Affiliate.

“Agent” means any Registrar, Paying Agent, Conversion Agent, or DTC Custodian.

“Applicable Procedures” means, with respect to any payment, tender, conversion, transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such payment, tender, conversion, transfer or transaction and as in effect from time to time.

“Board of Directors” or “Board” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any calendar day that is not a Saturday, Sunday or a day on which the Trustee or banking institutions in the City of New York are authorized or obligated to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Securities” means Securities that are in registered definitive form.

“Close of Business” means 5:00 p.m.  (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported on the NASDAQ or, if the Common Stock is not listed on the NASDAQ, then as reported by the NYSE or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if the Common Stock is not listed or approved for trading on the NYSE or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded.  If the Common Stock is not so traded, the “Closing Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his accord in an arms-length transaction, for one share of Common Stock. The Closing Sale Price shall be determined without regard to after-hours or extended market trading.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Common Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Affiliate” means any Person who is, or within the preceding three months has been, an Affiliate of the Company, which for the avoidance of doubt excludes Silver Lake Group (as defined in the Investment Agreement).

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means, as of any date, $1,000 divided by the applicable Conversion Rate in effect on such date.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 333 S.  Grand Avenue, 5th Floor, Suite 5A, Los Angeles, CA 90071, Attention: Corporate Trust Services, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC Custodian” means the Trustee as custodian with respect to the Global Securities or any successor entity thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Free Trade Date” means the date that is one year after the Issue Date.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Securities, that such Securities are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered in the Register.

“Indebtedness” has the meaning set forth in Section 6.01(f) hereof.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Investment Agreement” means the Investment Agreement, dated November 17, 2015, by and among the Company, Silver Lake Kraftwerk Fund, the Elon Musk Revocable Trust Dated July 22, 2003 and the Rive Family Trust Dated February 8, 2011.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) the failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any U.S. options contracts or U.S. futures contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists for more than 30 minutes in the aggregate on any Scheduled Trading Day or at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Maturity Date,” when used with respect to any Security, means December 1, 2020.

“NASDAQ” means the NASDAQ Global Select Market.

“NYSE” means The New York Stock Exchange.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee; and (ii) given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 13.04 and 13.05.

“Open of Business” means 8:00 a.m.  (New York City time).

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel, which may contain customary assumptions, qualifications and exceptions.  The counsel may be an employee of, or counsel to, the Company, or other counsel who is reasonably acceptable to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 11.

“Rule 144” means Rule 144 under the Securities Act.

“Silver Lake Kraftwerk Fund” means Silver Lake Kraftwerk Fund, L.P.

“SL Entities” means the Silver Lake Group (as defined in the Investment Agreement).

“SL Securities” means any Securities held by an SL Entity.

“Scheduled Trading Day” means any day that is scheduled by the applicable U.S.  exchange to be a Trading Day.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s Zero Coupon Convertible Senior Notes due 2020, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC, provided that in the case of a Subsidiary that meets the criteria of clause (3) thereof but not clause (1) or (2) thereof, such Subsidiary shall not be a “Significant Subsidiary” unless such Subsidiary’s income from continuing operations before income taxes, extra items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $5 million.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the Common Stock (or other common stock or other common equity interest or related depository receipts into which the Securities are then convertible) is not listed for trading on the NASDAQ, the NASDAQ Global Market or the NYSE (or any of their respective successors).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) there is no Market Disruption Event,  (ii) trading in the Company’s securities generally occurs on the NASDAQ, or if shares of Common Stock are not listed on the NASDAQ, then as reported by the NYSE or the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on the NYSE or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, and (iii) a Closing Sale Price for the Common Stock (or other security for which a Closing Sale Price must be determined) is available; provided that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02     Other Definitions.

Term Section:	Defined in:
“10.06 Distribution”	10.18(a)
“10.07 Distribution”	10.18(a)
“10.08 Distribution”	10.18(a)
“Act”	1.05
“Additional Interest”	6.01
“Additional Shares”	10.21
“Agent Members”	2.12(a)(vi)
“Bankruptcy Law”	6.01
“Beneficial Owner”	3.04(a)

Term Section:	Defined in:
“Company’s Filing Obligations”	6.01
“Conversion Agent”	2.03
“Conversion Consideration”	10.23
“Conversion Date”	10.02
“Conversion Rate”	10.01(a)
“Custodian”	6.01
“Defaulted Amounts”	12.04
“Defaulted Interest”	12.02
“Depositary”	2.01(a)
“Distributed Property”	10.08
“DTC”	2.01(a)
“Event of Default”	6.01
“Expiration Date”	10.10
“Expiration Time”	10.10
“Fundamental Change”	3.04(a)
“Fundamental Change Notice”	3.04(b)
“Fundamental Change Notice Date”	3.04(b)
“Fundamental Change Repurchase Date”	3.04(a)
“Fundamental Change Repurchase Notice”	3.04(c)
“Fundamental Change Repurchase Price”	3.04(a)
“Global Securities Legend”	Exhibit A
“Legal Holiday”	13.08
“Make Whole Adjustment Event”	10.21
“Make Whole Adjustment Event Effective Date”	10.21
“Merger Event”	10.15
“Non-Affiliate Legend”	Exhibit A
“Notice of Default”	6.01
“Paying Agent”	2.03
“Payment Default”	6.01(f)(i)
“Redemption Notice”	11.03
“Redemption Price”	11.01(b)
“Reference Property”	10.15(a)
“Register”	2.03
“Registrar”	2.03
“Resale Restriction Termination Date”	2.16(b)(ii)
“Restricted Security”	2.15(a)(i)
“Restricted Securities Legend”	Exhibit A
“Restricted Stock”	2.15(b)(i)
“Restricted Stock Legend”	Exhibit C
“SEC Reports”	4.02
“Share Price”	10.21
“Special Interest”	1.04(7)
“Special Interest Payment Date”	12.01(a)
“Special Interest Record Date”	12.01(a)
“Special Record Date”	12.02(a)

Term Section:	Defined in:
“Spin-off”	10.08
“Stockholder Rights Plan”	10.11(a)
“Trigger Event”	10.08
“Trustee”	Preamble
“Valuation Period”	10.08
“Weighted Average Consideration”	10.15(c)(B)

Section 1.03     Certain Provisions of the Trust Indenture Act .  The TIA and any references in this Indenture to TIA provisions shall not apply and neither the Company nor the Trustee shall be required to comply with the TIA or such referenced TIA provisions, except in relation to Sections 7.10 and 7.11 (it being the intention of the parties hereto that the sections of the TIA referred to in such Sections shall apply notwithstanding the fact that this Indenture is not qualified under the TIA).

Section 1.04     Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) all references to payments of interest on the Securities shall include (i) interest, if any, payable in accordance with the terms of Section 4.06 and 6.01, and (ii) the interest portions of Defaulted Amounts and Defaulted Interest, if any, payable in accordance with Sections 12.04 and 12.02, as applicable (together, “Special Interest”).

Section 1.05     Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)The ownership of Securities shall be proved by the register for the Securities.

(c)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d)If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article 2
THE SECURITIES

Section 2.01     Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects.  Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

So long as the Securities (excluding Affiliate Securities (except as permitted under Section 2.12 and Section 2.15)), or portion thereof, are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.12, such Securities may be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”).  The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.12, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive Certificated Securities and such beneficial owners will not be considered Holders of such Global Security.

(a)Initial Securities.  The Securities (excluding the Affiliate Securities) shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.  All Affiliate Securities shall be issued in the form of Certificated Securities and, if applicable, bearing any legends required by Section 2.15.  Certificated Securities may be issued in exchange for interests in a Global Security solely pursuant to Section 2.12.

(b)Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, redemptions and conversions.  The Company initially appoints the Trustee to act as DTC Custodian with respect to the Global Securities.  The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(c)Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.  Payment of the principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium on the Global Security shall be made to the Holder of such Security on the date of payment, unless a Special Interest Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(d)Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear the legends substantially to the effect of those required by Section 2.01(e).

(e)Legends.  Each Global Security shall bear the Global Securities Legend set forth in Exhibit A.

Section 2.02     Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Securities may be manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and an Opinion of Counsel as to such matters as the Trustee may reasonably request, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.  Securities shall be dated the date of their authentication.

(a)The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall authenticate and deliver Securities for issuance in an aggregate principal amount of $113,000,000, upon receipt of one or more Company Orders.  For the avoidance of doubt, the aggregate principal amount of the Securities that may be authenticated and delivered under this Indenture shall be limited to $113,000,000.

The Trustee may appoint authenticating agents.  The Trustee may at any time after the execution of this Indenture appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so, except any Securities issued pursuant to Section 2.07 hereof.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03     Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Securities, the Securities held by each Holder and the transfer, exchange and conversion of Securities (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Securities, and the office of Wells Fargo Bank, National Association, at its Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes.  The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04     Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due.  The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common

Stock disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05     Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Special Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06     [Reserved.].

Section 2.07     Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8–405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08     Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).  Notwithstanding anything herein to the contrary, no SL Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date by 10:00 a.m. New York City time, money sufficient to pay Securities payable on that date, then immediately after such Fundamental Change Repurchase Date, Redemption Date or Maturity Date, as the case may be, such Securities shall cease to be outstanding and Special Interest, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Special Interest, if any, shall cease to accrue on such Security.

Section 2.09     Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10     Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Securities in its customary manner.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11     Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal, Special Interest, if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12     Transfer and Exchange.

(a)    Provisions Applicable to All Transfers and Exchanges.

(i)Subject to the restrictions set forth in this Section 2.12, Certificated Securities and beneficial interests in Global Securities may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)All Securities issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(iii)No service charge will be imposed on any Holder of a Certificated Security or any owner of a beneficial interest in a Global Security for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion, (ii) that has been surrendered for redemption, or (iii) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except to the extent any portion of such Security is not subject to the foregoing.

(v)Neither the Trustee nor any Paying Agent, Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or Beneficial Owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(vi)Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Paying Agent, Registrar, Conversion Agent and any of their respective agents as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Neither the Trustee nor any Paying Agent, Registrar, Conversion

Agent or any other agent appointed pursuant to this Indenture shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Security, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Security or (v) actions taken or not taken by any Agent Members.

(vii)Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee, any Paying Agent, Registrar, Conversion Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.  The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(b)    In General; Transfer and Exchange of Beneficial Interests in Global Securities.  So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.12(c):

(i)all Securities will be represented by one or more Global Securities;

(ii)every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.15); and

(iii)each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)    Transfer and Exchange of Global Securities for Certificated Securities.

(i)Notwithstanding any other provision of this Indenture, each Global Security will be exchanged for Certificated Securities if the Depositary delivers notice to the Company that:

(A)the Depositary is unwilling or unable to continue to act as Depositary; or

(B)the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Security;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.02, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.02, promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Certificated Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Certificated Securities are required to bear under Section 2.15.

(ii)In addition, if an Event of Default has occurred with regard to the Securities represented by the relevant Global Security and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Security may deliver a written request through the Depositary to exchange such beneficial interest for Certificated Securities.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security; (B) the Company will, in accordance with Section 2.02, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.02, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Certificated Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Certificated Securities are required to bear under Section 2.15; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Trustee’s customary procedures and the Applicable Procedures.

(d)    Transfer and Exchange of Certificated Securities.

(i)A Holder may transfer a Certificated Security by: (A) surrendering such Certificated Security for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Certificated Security is a Restricted Security, delivering any documentation required by Section 2.15; and (C) satisfying all other requirements for such transfer set forth in this Section 2.12 and Section 2.15.   Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.02, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificated Securities, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Certificated Securities are required to bear under Section 2.15.

(ii)A Holder may exchange a Certificated Security for other Certificated Securities of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Securities to be exchanged by surrendering such Securities, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.05.  Whenever a Holder surrenders Securities for exchange, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.02, will promptly authenticate and deliver the Securities that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Certificated Securities are required to bear under Section 2.15.

(iii)A Holder may transfer or exchange a Certificated Security (other than an Affiliate Security) for a beneficial interest in a Global Security by (A) surrendering such Certificated Security for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.05; (B) if such Certificated Security is a Restricted Security, delivering any documentation required by Section 2.15; (C) satisfying all other requirements for such transfer set forth in this Section 2.12 and Section 2.15; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, which instructions will contain information regarding the Depositary account to be credited with such increase.  Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Certificated Security and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of such Certificated Security, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Certificated Security.  If no Global Securities are then outstanding, the Company, in accordance with Section 2.02, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.02, will authenticate, a new Global Security in the appropriate aggregate principal amount.

(iv)Neither the Trustee nor any agent of the Trustee shall have any responsibility for any action taken or not taken by the Depositary.

Section 2.13     CUSIP and ISIN Numbers.  The Company, in issuing the Securities, may use CUSIP and ISIN numbers for such Securities (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

Section 2.14     No Further Issues.  The Company shall not issue any Securities under this Indenture except as described in Section 2.02; provided, the consent of the Holders shall not be required for Securities authenticated and delivered upon registration of transfer or exchange for or in lieu of other Securities pursuant to Sections 2.07, 2.09, 2.12, 3.07, 10.02 and 11.06.

Section 2.15     Transfer Restrictions.

(a)    Restricted Securities.

(i)       Every Security (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.15 to bear, the Restricted Securities Legend and every Affiliate Security will be deemed to be a “Restricted Security.” Each Restricted Security will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Securities Legend) and will bear the restricted CUSIP number for the Securities unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Security, by such Holder’s acceptance of such Restricted Security, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Security.

(ii)     Until the Resale Restriction Termination Date (in the case of all Securities other than Affiliate Securities), or such later date as required by applicable law (in the case of Affiliate Securities), each Security will bear the Restricted Securities Legend unless:

(C)(1)     such Security, since last held by the Company or an Affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an Affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an Affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding such transfer and (II) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2)such Security was transferred (I) to a Person other than (x) the Company or (y) an Affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an Affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding such transfer and (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(D)the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Securities Legend may be removed from such Security and all Applicable Procedures have been complied with.

(iii)      In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Security will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of Assignment Form, included in the Form of Security attached as Exhibit A hereto.

(iv)     On and after the Resale Restriction Termination Date, any Security will bear the Restricted Securities Legend if at any time the Company determines that, to comply with law, such Security must bear the Restricted Securities Legend and the Company notifies the Trustee in writing.

(b)    Restricted Stock.

(i)     Every share of Common Stock that bears, or that is required under this Section 2.15 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”.  Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend set forth in Exhibit C) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Securities as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)       Until the Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Security, and any shares of Common Stock issued upon conversion of a Restricted Security, will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)      On and after the Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)    [Reserved].

(d)    All Securities (other than Affiliate Securities), whether Global Securities or Certificated Securities, are required to bear the Non-Affiliate Legend at all times, whether before or after the Resale Restriction Termination Date.

Section 2.16     Expiration of Restrictions.

(a)    Certificated Securities.  Any Certificated Security (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Security may be exchanged for a new Security or Securities of like tenor and aggregate principal amount that do not bear the Restricted Securities Legend required by Section 2.15.  To exercise such right of exchange, the Holder of such Security must surrender such Security in accordance with the provisions of Section 2.12 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)    Global Securities; Resale Restriction Termination Date.

(i)      If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Securities are represented by a Global Security that is a Restricted Security (any such Global Security, a “Restricted Global Security”), the Company will by the 375th day after the Issue Date automatically exchange every beneficial interest in each Restricted Global Security for beneficial interests in Global Securities that do not bear the Restricted Securities Legend are not subject to the restrictions set forth in the Restricted Securities Legend and in Section 2.15.

(ii)       To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process prior to the Free Trade Date (with a copy to the Trustee) and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date.  The date of the Free Transferability Certificate will be known as the “Resale Restriction Termination Date”.  The Trustee shall assume that the Free Trade Date has not occurred unless and until it receives a Free Transferability Certificate.

(iii)     Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

(A)     the Restricted Securities Legend will be deemed removed from each of the Global Securities specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Securities and deemed replaced with the unrestricted CUSIP number;

(B)     the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Securities; and

(C)     thereafter, shares of Common Stock issued upon conversion of the Securities will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.15(b)(iii)) or any similar legend.

(iv)      Promptly after the Resale Restriction Termination Date, the Company will use commercially reasonable efforts to provide Bloomberg L.P.  with a copy of the Free Transferability Certificate.

(v)       Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use reasonable efforts to cause each Global Security that is not required to bear the Restricted Securities Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)     Notwithstanding anything to the contrary in Sections 2.16(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Securities Legend or the changes to the CUSIP numbers for the Securities could result in or facilitate transfers of the Securities in violation of applicable law.

Article 3
REPURCHASES

Section 3.01     Right of Repurchase.  A repurchase of the Securities by the Company, as permitted by any provision of this Indenture, shall be made with respect to a repurchase at a Holder’s option in connection with the occurrence of a Fundamental Change, in accordance with paragraph 6 of the Securities and Section 3.04 hereof in accordance with the applicable provisions of this Article 3.

Section 3.02     No Sinking Fund.  No sinking fund is provided for the Securities.

Section 3.03     [Reserved].

Section 3.04     Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)If a Fundamental Change occurs, the Securities shall be repurchased by the Company, at the option of the Holder thereof, in cash, at 100% of the principal amount plus accrued and unpaid Special Interest, if any, to (but excluding) such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), as of the date that is no fewer than 20 Business Days and no more than 45 Business Days (unless otherwise extended pursuant to Section 3.09) after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.04(c).  If the Fundamental Change Repurchase Date with respect to any Securities is after a Special Interest Record Date and on or prior to the immediately following Special Interest Payment Date, then (i) accrued and unpaid Special Interest on such Securities to, but excluding, such Special Interest Payment Date shall be paid, on such Special Interest Payment Date, to the Holder of record of such Securities at the

Close of Business on such Special Interest Record Date and (ii) the Fundamental Change Repurchase Price for such Securities shall not include such accrued and unpaid Special Interest and the Fundamental Change Repurchase Price for such Securities, instead, shall be equal to 100% of the principal amount of such Securities.

A “Fundamental Change” shall be deemed to have occurred at such time after the Securities are originally issued that any of the following events shall occur:

(i)     a “person” or “group” other than the Company, its Wholly Owned Subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect Beneficial Owner of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii)     the Company merges or consolidates with or into any other person (other than a Wholly Owned Subsidiary) (whether by means of a merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise), any merger of another person into the Company, or the sale, transfer, lease, conveyance or other disposition, in one or more series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to another person (other than a Wholly Owned Subsidiary), other than any transaction: (A) pursuant to which the holders of the Company’s shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation or direct or indirect parent thereof immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction, or (B) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(iii)     the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(iv)     a Termination of Trading.

Notwithstanding the foregoing provisions of this Section 3.04, for purposes of this Indenture a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (i) and/or clause (ii) above consists of shares of common stock or depositary receipts in respect of the Company’s common stock or common equity interests traded, in each case, on the NASDAQ, the NASDAQ Global Market or the NYSE (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Securities become convertible into such consideration.

For purposes of this Section 3.04, (x) whether a Person is a “Beneficial Owner” shall be determined in accordance with Rule 13d–3 under the Exchange Act and (y) “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) or Section 14(d) of the Exchange Act.

At least three Business Days before the Fundamental Change Notice Date (as defined below), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)     the information required by Section 3.04(b); and

(ii)     whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.04(b), and if so, the Fundamental Change Notice to be given shall be an exhibit thereto.

(b)No later than 10 calendar days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail or send pursuant to Applicable Procedures a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing or sending, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to Beneficial Owners as required by applicable law).  The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(i)briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

(ii)the date by which the Fundamental Change Repurchase Notice pursuant to Section 3.04(c) must be given;

(iii)the Fundamental Change Repurchase Date;

(iv)the Fundamental Change Repurchase Price;

(v)the name and address of the Paying Agent and the Conversion Agent;

(vi)the Conversion Rate applicable on such Conversion Date and any adjustments thereto;

(vii)that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture or if there is a Default in the payment of the Fundamental Change Repurchase Price and such Default is continuing;

(viii)that the Securities must be surrendered to the Paying Agent to collect payment;

(ix)that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii) above;

(x)briefly, the procedures the Holder must follow to exercise rights under this Section 3.04;

(xi)briefly, the conversion rights, if any, of the Securities;

(xii)the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii)that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv)the CUSIP and ISIN number(s) of the Securities, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

Simultaneously with the provision of the Fundamental Change Notice, the Company shall publish on the Company’s website or through another public medium the Company may use at that time a notice containing the information in above clauses (i) through (xiv).

(c)A Holder may exercise its rights specified in Section 3.04(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) and any Securities to which the right is being exercised to the Trustee (for Global Securities, pursuant to the Applicable Procedures) at any time on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i)the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(ii)that such Securities shall be repurchased pursuant to the terms and conditions specified in Paragraph 6 of the Securities; and

(iii)the certificate numbers of the Securities which the Holder will deliver to be repurchased.

The delivery of such Security to the Trustee with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Trustee shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Security so delivered to the Trustee, if any, shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder on the Fundamental Change Repurchase Date.

(d)Procedure upon Repurchase.  The Company shall deposit cash, at the time and in the manner as provided in Section 3.06, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be repurchased pursuant to this Section 3.04.

Section 3.05     Effect of Fundamental Change Repurchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.04(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security.  Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.04(c) have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.04(c).  Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice (i) at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date or (ii) if there shall be a Default in the payment of the Fundamental Change Repurchase Price, at any time during which such Default is continuing, in each case specifying:

(a)    the principal amount of the Security with respect to which such notice of withdrawal is being submitted, in multiples of $1,000;

(b)    the certificate number of the Security in respect of which such notice of withdrawal is being submitted; and

(c)    the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice.

If the Securities are held in book entry form, the notices must also comply with the appropriate procedures of DTC.

Section 3.06     Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m.  (New York City time) on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.07     Securities Repurchased in Part.  Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Security surrendered.

Section 3.08     Repurchases Following Acceleration of the Securities.  Notwithstanding anything in this Indenture or the Securities to the contrary, there shall be no repurchase of any Securities pursuant to Section 3.04 hereof if the principal amount of the Securities has been accelerated pursuant to the applicable provisions of this Indenture and such acceleration shall not have been rescinded on or before the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for repurchase pursuant to Section 3.04 hereof during the continuance of such an acceleration (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities) and shall cancel any instructions for a book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, the Fundamental Change Repurchase Notice, as the case may be, with respect thereto shall be deemed to have been withdrawn.

Section 3.09     Covenant to Comply with Securities Laws Upon Repurchase of Securities.  When complying with the provisions of Article 3 hereof (provided that such repurchase constitutes an “issuer tender offer” for purposes of Rule 13e–4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall, to the extent applicable, (a) comply with Rule 13e–4 and Rule 14e–1 (or any successor provision) under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable federal and state securities laws so as to permit the rights and obligations under Section 3.04 to be exercised in the time and in the manner specified in Section 3.06.

Section 3.10     Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Paragraph 10 of the Securities, held by them for the payment of the Fundamental Change Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.06 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

Article 4
COVENANTS

Section 4.01     Payment of Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m.  (New York City time) by the Company on the required date.  The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Securities, by wire transfer to the account within the United States designated in writing by such Holder) or, with respect to Global Securities, by wire transfer.  The Company shall make any required Special Interest payments to the Person in whose name each Security is registered at the Close of Business on the Special Interest Record Date for such interest payment.  The principal, accrued and unpaid Special Interest, if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium shall be considered paid on the applicable date due if on such date prior to 10:00 a.m.  New York City time (or, in the case of a Fundamental Change Repurchase Price or Redemption Price, on the Business Day following the applicable Fundamental Change Repurchase Date or Redemption Date, respectively) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.  Payment of principal will be made upon presentation of the Securities.

Section 4.02     SEC and Other Reports.

(a)The Company shall, so long as any of the Securities are outstanding, file with the Trustee the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) (the “SEC Reports”) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days of the date on which it would be required to file the SEC Reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Documents filed by the Company with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.  The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(b)If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Securities will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to Holders, Beneficial Owners and prospective purchasers of the Securities or any shares issuable upon conversion of the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) or Rule 144, as applicable, under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A or Rule 144, as applicable, under the Securities Act.  The Company will take such further action as any Holder or Beneficial Owner of such Securities may reasonably request to the extent from time to time required to enable such Holders or Beneficial Owners to sell such Securities in accordance with Rule 144A or Rule 144, as applicable, under the Securities Act, as such rule may be amended from time to time.

Section 4.03     Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2015) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04     Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05     Maintenance of Office or Agency.  The Company will maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Corporate Trust Office shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.06     Restricted Securities Legend; Additional Interest.

(a)    If, at any time during the six-month period beginning on, and including, the date that is six months after the Issue Date, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as applicable, or the Securities (other than the Affiliate Securities) are not otherwise Freely Tradable by Holders other than Affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company will pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding for each day during such six-month period for which the Company’s failure to file has occurred and is continuing.

(b)    Further, if, at any time on or after the 375th day after the Issue Date:

(i)the Restricted Securities Legend is included in the Securities (other than the Affiliate Securities),

(ii)the Securities (other than the Affiliate Securities) are assigned a restricted CUSIP number, or

(iii)the Securities (other than the Affiliate Securities) are not otherwise Freely Tradable pursuant to Rule 144 without restrictions by Holders other than Affiliates of the Company (as a result of restrictions pursuant to U.S.  securities law or this Indenture or the Securities) (each of clause (i), (ii) and (iii), a “Restricted Event”), the Company will pay Additional Interest on the Securities (other than the Affiliate Securities) for each day on which such Restricted Event is continuing at an annual rate equal to 0.50% of the aggregate principal amount of the Securities.  Additional Interest payable as a result of the provisions described in this Section 4.06 will be payable in arrears on each Special Interest Payment Date following accrual in the same manner as regular interest on the Securities.

(c)    In no event shall Additional Interest payable pursuant to this Section 4.06, taken together with all Additional Interest described in Section 6.01, exceed 0.50% per annum.

Section 4.07     Additional Interest; Notice.  In the event that the Company is required to pay any Additional Interest, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to date on which any such Additional Interest is scheduled to be paid.  Such notice shall set forth the amount of such Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest owed, or with respect to the method employed in such calculation of any Additional Interest.

Article 5
SUCCESSOR CORPORATION

Section 5.01     When Company May Merge or Transfer Assets.  The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer all or substantially all of its and its Subsidiaries’ assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(a)either (i) the Company shall be the surviving Person or, if the Company is not the surviving Person, (ii) either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b)immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)if the Company is not the surviving Person, then either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture, and an Opinion of Counsel stating that this Indenture as supplemented constitutes a legal, valid and binding obligation of the Company or surviving Person, as applicable, subject to customary exceptions.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

Article 6
DEFAULTS AND REMEDIES

Section 6.01     Events of Default.  Each of the following events shall be an “Event of Default”:

(a)the Company defaults in any payment of Special Interest due and payable on the Securities, and such default continues for a period of 30 days;

(b)[Reserved]

(c)the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid Special Interest when the same becomes due and payable at its Maturity Date, upon required repurchase following a Fundamental Change or on a Redemption Date;

(d)the Company fails to (i) provide a Fundamental Change Notice or a notice of a Make Whole Adjustment Event or (ii) comply with its obligations under Article 5;

(e)the Company defaults in its obligation to deliver the shares of Common Stock required to be delivered upon conversion of the Securities, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Securities;

(f)the Company or any of its Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (other than (i) any non-recourse indebtedness for money borrowed or (ii) indebtedness for money borrowed of a Subsidiary of the Company if such Subsidiary is a special purpose entity that serves as a vehicle to obtain financing that is otherwise non-recourse to the Company and its other Subsidiaries) (“Indebtedness”) by the Company or any of its Significant Subsidiaries, whether such Indebtedness exists before the Company’s entrance into this Indenture or is created after such date, if the default:

(i)is caused by a failure to pay at Stated Maturity the principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(ii)results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more unless such Payment Default is cured or waived or such acceleration is rescinded, stayed or annulled within 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities to the Company and the Trustee (provided, however that if any such failure or acceleration referred to in (i) or (ii) above shall cease to be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred);

(g)the Company defaults in its performance of any covenant or agreement in respect of the Securities or this Indenture for 60 days after receipt by the Company of a Notice of Default from the Trustee or after receipt by the Company and the Trustee of a Notice of Default from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(h)[Reserved]

(i)the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)commences a voluntary case;

(ii)consents to the entry of an order for relief against it in an involuntary case;

(iii)consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)makes a general assignment for the benefit of its creditors; or

(v)takes any comparable action under any foreign laws relating to insolvency; or

(j)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company in an involuntary case;

(ii)appoints a Custodian of the Company or for any substantial part of its property;

(iii)orders the winding up or liquidation of the Company; or

(iv)grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S.  law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (g) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Default and any event of which it becomes aware that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Notwithstanding anything in this Indenture or in the Securities to the contrary (including Section 4.02), at the election of the Company, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its reporting obligations as set forth in Section 4.02 (the obligations described in clauses (i) and (ii) above, the “Company’s Filing Obligations”) shall for the first 270 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest( “Additional Interest”) on the Securities at an annual rate equal to (x) 0.25% per annum of the principal amount of the Securities outstanding for the first 180 days beginning on, and including, the date on which such an Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Securities outstanding for the last 90 days of such 270-day period as long as such Event of Default is continuing.  If the Company so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the interest payable on the Securities.  On the 271st calendar day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Company’s Filing Obligations is not cured or waived prior to such 271st calendar day), the Securities shall be subject to acceleration under Section 6.02.  This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Company’s Filing Obligations in accordance with this provision or the Company elected to make such payment but does not pay the Additional Interest when due, the Securities shall be immediately subject to acceleration under Section 6.02.  In order to elect to pay the Additional Interest as the sole remedy during the first 270 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Company’s Filing Obligations in accordance with this provision, the Company must notify all Holders of the Securities, the Trustee and the Paying Agent of such election on or prior to the Close of Business on the date on which such Event of Default first occurs.  Upon the Company’s failure to timely give such notice, the Securities shall be immediately subject to acceleration under Section 6.02.  In addition, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) that the Additional Interest is payable under this Section 6.01, and (ii) the date on which such Additional Interest is payable.  Unless and until a Trust Officer receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that no Additional Interest is payable.  If the Additional Interest has been paid by the Company directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

In no event shall Additional Interest payable pursuant to this section exceed 0.50% per annum.

Section 6.02     Acceleration.  If an Event of Default (other than an Event of Default specified in Sections 6.01(i) or 6.01(j)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid Special Interest, if any, on all the Securities to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Sections 6.01(i) or 6.01(j) occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid Special Interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured (other than the nonpayment of the principal of the Securities which has become due solely by reason of the declaration of acceleration) and all amounts owing to the Trustee have been paid, if any, that have become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03     Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04     Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive an existing default and its consequences except (a) an Event of Default described in Section 6.01(a) and (c), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder or (c) a default which constitutes a failure to convert any Security in accordance with the terms of Article 10.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05     Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all liabilities, losses and expenses caused by taking or not taking such action.

Section 6.06     Limitation on Suits.  A Holder may pursue any remedy with respect to this Indenture or the Securities only if:

(a)    such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)    the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request;

(c)    such Holder shall have offered indemnity satisfactory to the Trustee to pursue such proceeding as trustee; and

(d)    the Trustee has failed to institute such proceeding within 60 days after such notice and offer of indemnity and, during such 60-day period, has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding at the time a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07     Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, accrued and unpaid Special Interest, if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium on or after the due dates expressed in such Holder’s Securities, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08     Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid Special Interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09     Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10     Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, accrued and unpaid Special Interest, if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11     Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12     Waiver of Stay, Extension or Usury Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7
TRUSTEE

Section 7.01     Duties of Trustee.

(a)If an Event of Default has occurred and is continuing, the Trustee will be required to exercise such of the rights and powers vested in it by this Indenture and use the degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)Except during the continuance of an Event of Default:

(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)this paragraph does not limit the effect of Section 7.01(b);

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e)The Trustee shall not be liable for interest on any money received by it.

(f)Money or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee and each Agent.

(i)The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or from Holders of at least 25% of the aggregate principal amount of the Securities sent to the Trustee in accordance with Section 13.02, and such notice references the Securities and this Indenture or (ii) a Trust Officer shall have actual knowledge thereof.

(j)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

(k)In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)Neither the Trustee nor any Agent shall have any responsibility with respect to the conversion terms of the Securities, and whether any adjustments thereto are required.

(m)Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

Section 7.02     Rights of Trustee.

(a)    The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document or inquire as to the performance by the Company of any of its covenants in this Indenture.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting or to establish matters, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its own selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction, and only to the extent required by the terms of this Indenture.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the DTC Custodian, Registrar, Paying Agents and Conversion Agent.

(i)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03     Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04     Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05     Notice of Defaults.  If a Default or Event of Default occurs and is continuing, the Trustee shall send to each Holder notice of the Default or Event of Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee.

Except in the case of a Default described in Section 6.01(a), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 7.06     Reports by Trustee to Holders.  Within 60 days after each December 31 beginning with December 31, 2015, and in any event prior to March 1 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07     Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this Indenture and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) in connection with the exercise of its rights or powers.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.  The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, and any payment of the Fundamental Change Repurchase Price, Redemption Price or premium on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(i) or 6.01(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent and other Person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08     Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company at least 30 days prior to the proposed resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company shall remove the Trustee if:

(a)the Trustee fails to comply with Section 7.10;

(b)the Trustee is adjudged bankrupt or insolvent;

(c)a receiver or other public officer takes charge of the Trustee or its property; or

(d)the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09     Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10     Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11     Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12     Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article 8
DISCHARGE OF INDENTURE

Section 8.01     Discharge of Liability on Securities.  When (a) the Company delivers to the Registrar all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect; provided, however, that Sections 2.03, 2.04, 2.05, 2.08, 7.07, 7.08, 7.09 and 13.09 and this Article 8 shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding.  The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02     Trust Money; Repayment to the Company.  The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Securities that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

If any money, Common Stock or other consideration cannot be applied in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent

Article 9
AMENDMENTS

Section 9.01     Without Consent of Holders.  The Company, the Trustee and the Paying Agent may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a)to cure any ambiguity, omission, defect or inconsistency (as evidenced by and through an Officers’ Certificate);

(b)to comply with Article 5;

(c)to make provisions with respect to the conversion rights of the Holders in accordance with Section 10.15;

(d)to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(e)to provide any security for or guarantee of the Securities;

(f)to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(g)to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

(h)to add Events of Default with respect to the Securities;

(i)to add circumstances under which the Company will pay additional interest on the Securities; and

(j)to make any change that does not adversely affect the rights of the Holder of any outstanding Securities in any material respect (as evidenced by and through an Officers’ Certificate).

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02     With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company, the Trustee and the Paying Agent may amend or supplement this Indenture or the Securities.  However, without the consent of each Holder affected, an amendment to this Indenture or the Securities may not:

(a)    reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture;

(b)    reduce any Special Interest rate referred to in Paragraph 1 of the Securities or change the time for payment of such Special Interest thereon;

(c)    reduce the principal amount of or change the Maturity Date of any Security;

(d)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Security or change the time at which the Securities may be repurchased or redeemed;

(e)    make any payments on the Securities payable in currency other than as stated in the Security;

(f)    impair a Holder’s right to institute suit for the enforcement of any payment on the Securities;

(g)    make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02 or to make any change in such provision for modification;

(h)    waive a continuing default or Event of Default regarding any payment on the Securities; or

(i)    except as required by this Indenture as of December 7, 2015 (without giving effect to any amendments, side agreements or supplemental indentures thereto), make any change that adversely affects a Holder’s rights under Sections 3.04 to 3.06 hereof, under Article 10 hereof, under Article 11 or under Paragraph 6 or 7 of the Securities.

Notwithstanding the foregoing or anything to the contrary, so long as any SL Securities are outstanding, without the consent of the Holders of a 100% of the aggregate principal amount of the SL Securities, an amendment, supplement or waiver may not modify any provision contained in this Indenture specifically and uniquely applicable to the SL Securities or the SL Entities in a manner adverse to the Holders of, or the holders of a beneficial interest in, the SL Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03     Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04     Revocation and Effect of Consents, Waivers and Actions.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.

However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05     Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06     Trustee to Sign Supplemental Indentures.  Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and an Opinion of Counsel stating that such supplement or amendment is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

Section 9.07     Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Article 10
CONVERSIONS

Section 10.01     Conversion Privilege and Consideration.

(a)A Holder may convert such Security at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.  The “Conversion Rate” shall initially be 30.3030 shares of Common Stock (equivalent to a Conversion Price of approximately $33.00) per $1,000 principal amount of Securities, subject to adjustment as herein set forth.  For the avoidance of doubt, if a Holder’s Securities are called for redemption by the Company pursuant to Section 11.01, such Holder shall have the right to convert such Holder’s Securities at any time prior to the Close of Business on the second Business Day immediately preceding the Redemption Date (or, if the Company defaults in the payment of the Redemption Price, such date on which such default is no longer continuing). A Holder may, during any applicable time referred to herein, convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

Except as specifically described in this Article 10, the Conversion Rate will not be subject to adjustment in the case of the issuance of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or the right, option or warrant to purchase shares of Common Stock, or such convertible or exchangeable securities.

(b)Subject to Section 10.01(a), upon conversion, a Holder will receive, for each $1,000 principal amount of Securities surrendered, a number of shares of Common Stock equal to the then applicable Conversion Rate on such Conversion Date.

(c)The Company shall deliver such shares of Common Stock to the Holder on the third Trading Day following the Conversion Date; provided, however, that for any conversion that occurs on or after the Special Interest Record Date for the payment of interest on the Securities on the Maturity Date and until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, the Company will deliver such shares on the Maturity Date.

Section 10.02     Conversion Procedure.  To convert a Security, a Holder must satisfy the requirements set forth in Paragraph 7 of the Securities.  The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Securities for conversion is the conversion date (the “Conversion Date”).

The Person in whose name the certificate is registered shall be treated as a shareholder of record as of the Close of Business on the Conversion Date.  Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article 10.

Except as otherwise provided herein, upon conversion of a Security, that portion of accrued and unpaid interest (including Additional Interest), if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather, subject to Section 12.01(b), shall be deemed to be paid in full to the Holder thereof through delivery shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof.  The Company will not adjust the Conversion Rate to account for accrued interest, if any.

To the extent Securities are surrendered for conversion by a Holder after the Close of Business on any Special Interest Record Date but prior to the next Special Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Special Interest Payment Date shall be paid on such Special Interest Payment Date to the Holder of record of such Securities at the Close of Business on such  Special Interest Record Date, subject to Section 12.01(c).

If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion and the amount of any cash paid in lieu of fractional shares shall be based on the total principal amount of the Securities converted.  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the converted portion of the Security surrendered.

Section 10.03     Fractional Shares.  The Company will not issue fractional shares of Common Stock upon conversion of a Security.  Instead, the Company will pay cash in lieu of fractional shares by multiplying the Closing Sale Price of a full share of Common Stock on the Conversion Date (or if the Conversion Date is not a Trading Day, the next following Trading Day) by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into Common Stock and the aggregate number of fractional shares, if any, of Common Stock issuable upon such conversion.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 10.04     Taxes on Conversion.  If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares, if any, of Common Stock upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the shares, if any, of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05     Company to Provide Stock.  The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim.  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

Section 10.06     Adjustment for Change in Capital Stock.  If, after the Issue Date of the Securities, the Company:

(a)    pays a dividend or makes a distribution payable exclusively in shares of Common Stock on all or substantially all shares of the Company’s Common Stock;

(b)    subdivides the outstanding shares of Common Stock into a greater number of shares; or

(c)    combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR ×	OS’
OS

where,

CR’ =     the Conversion Rate in effect immediately after the Close of Business on the Common Stock Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

CR =     the Conversion Rate in effect immediately prior to the Close of Business on the Common Stock Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS’ =     the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be; and

OS =     the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Common Stock Record Date for such dividend or distribution, or outstanding immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be.

Any adjustment made under this Section 10.06 shall become effective immediately after the Close of Business on the Common Stock Record Date for such dividend or distribution, or the Open of Business on the effective date for such subdivision or combination, as applicable.  If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, or the outstanding shares of Common Stock are not so subdivided or combined, as the case may be, the applicable Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share subdivision or share combination had not been declared.

Section 10.07     Adjustment for Rights Issue.  If, after the Issue Date of the Securities, the Company distributes any rights, options or warrants to all or substantially all holders of the Company’s Common Stock entitling them to purchase (for a period expiring within 45 days after the date of issuance) shares of Common Stock at a price per share less (or securities convertible into Common Stock having a conversion price per share that is less) than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate shall be adjusted in accordance with the formula:

CR’ = CR ×	(O + N)
O+((N×P)) ⁄ M)

where:

CR’ =     the Conversion Rate in effect immediately after the Close of Business on the Common Stock Record Date for such distribution;

CR =     the Conversion Rate in effect immediately prior to the Close of Business on the Common Stock Record Date for such distribution;

O =     the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Common Stock Record Date for such distribution;

N =     the number of additional shares of Common Stock issuable pursuant to such rights, options or warrants;

P =     the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per share consideration (if any) the Company receives for such rights, options or warrants; and

M =     the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date with respect to the distribution.

Any increase made under this Section 10.07 will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Common Stock Record Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the applicable Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not occurred.

For purposes of this Section 10.07, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

Section 10.08     Adjustment for Other Distributions.  If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any of its debt, securities, assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (a) dividends or distributions (including subdivisions) referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07, (b) dividends or other distributions paid exclusively in cash (to which Section 10.09 shall apply) and (c) any Spin-off to which the provisions set forth below in this Section 10.08 shall apply) (“Distributed Property”), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

CR’ = CR ×	M
M - F

where:

CR’ =     the Conversion Rate in effect immediately after the Close of Business on the Common Stock Record Date for such distribution;

CR =     the Conversion Rate in effect immediately prior to the Close of Business on the Common Stock Record Date for such distribution;

M =     the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F =     the fair market value, as determined by the Board of Directors, of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock immediately prior to the Close of Business on the Common Stock Record Date for such distribution.

Such adjustment shall become effective immediately after the Close of Business on the Common Stock Record Date for such distribution.  Notwithstanding the foregoing, if “F” as set forth above is equal to or greater than “M” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder shall have the right to receive on conversion in respect of each $1,000 principal amount of the Securities held by such Holder, in addition to the number of shares of Common Stock equal to the Conversion Rate, the amount and kind of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the record date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors thereof determines “F” for purposes of this Section 10.08 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on the Common Stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a U.S. national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Conversion Rate will be increased based on the following formula:

CR’ = CR ×	F + MP
MP

where:

CR’ =     the Conversion Rate in effect immediately after the Close of Business on the Common Stock Record Date for the Spin-off;

CR =     the Conversion Rate in effect immediately prior to the Close of Business on the Common Stock Record Date for the Spin-off;

F =     the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common

Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off (such period, the “Valuation Period”); and

MP =     the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.08 will be determined immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Close of Business on the Common Stock Record Date for the Spin-off.  For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin-off, references within the portion of this Section 10.08 related to “Spin-offs” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant Conversion Date.  If a Holder converts a Security and the Conversion Date occurs during the period from, but excluding, the Common Stock Record Date of a Spin-off to, and excluding, the first Trading Day of the Valuation Period for such Spin-off, (i) the reference in the above definition of “F” to “over the first 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off” shall be deemed replaced with a reference to “on the effective date for the Spin-off (or if such effective date is not a Trading Day, on the first Trading Day thereafter)”, (ii) the Company will deliver the consideration due to such Holder upon conversion of such Security on the third Business Day after the first Trading Day of the Valuation Period for such Spin-off, and (iii) the Person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-off.

For purposes of this Section 10.08, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

If, prior to a Conversion Date, a Common Stock Record Date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Conversion Rate and a converting Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock such Holder receives upon conversion (whether because such Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the Conversion Date, the Company will deliver to such Holder a number of additional shares of Common Stock that reflects the increase to the Conversion Rate that resulted from the Spin-off.

For purposes of this Section 10.08, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(a)    are deemed to be transferred with such shares of Common Stock;

(b)    are not exercisable; and

(c)    are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 10.08 (and no adjustment to the Conversion Rate under this Section 10.08 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.08.  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.08 was made:

(i)in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

(ii)in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Section 10.09     Adjustment for Cash Distributions.  If, after the Issue Date of the Securities, the Company distributes to all or substantially all holders of its Common Stock any cash, the Conversion Rate shall be adjusted in accordance with the formula:

CR’ = CR ×	SP
SP-C

CR’ =     the Conversion Rate in effect immediately after the Close of Business on the Common Stock Record Date for such distribution;

CR =     the Conversion Rate in effect immediately prior to the Close of Business on the Common Stock Record Date for such distribution;

SP =     the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution (or, if the Company declares such dividend or distribution less than 11 Trading Days prior to the Ex-Dividend Date for such dividend or distribution, the reference to 10 Trading Days shall be replaced with a smaller number of consecutive Trading Days that shall have occurred after, and not including, such declaration date and prior to, but not including the Ex-Dividend Date for such distribution); and

C =     the amount in cash per share the Company distributes to holders of Common Stock;

Any increase to the applicable Conversion Rate made under this Section 10.09 shall become effective immediately after the Close of Business on the Common Stock Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the applicable Conversion Rate shall be decreased, effective as of the date the Board of Directors thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to Holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the record date for such distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Section 10.10     Adjustment for Company Tender Offer.  If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR ×	F+(SP × OS’)
OS × SP

CR’ =     the Conversion Rate in effect immediately after the Open of Business on the Trading Day following the Expiration Date;

CR =     the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day following the Expiration Date;

F =     the fair market value, as determined by the Board of Directors, of the aggregate consideration payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock the Company or any Subsidiary of the Company purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS =     the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’ =     the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP =     the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.10 will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date.  For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day following the Expiration Date, references within this Section 10.10 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

Section 10.11     When No Adjustment Required.  No adjustment need be made as a result of:

(a)     the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon conversion of the

Securities at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

(b)     the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(c)     the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;

(d)     the termination or invalidation of the rights under a Stockholder Rights Plan;

(e)     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(f)     upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(g)     upon the issuance of any shares of Common Stock pursuant to any option, warrant or right or any exercisable, exchangeable or convertible security not described in clause (f) above and outstanding as of the date the Securities were first issued;

(h)     ordinary course of business stock repurchases that are not tender offers or exchange offers referred to in Section 10.10, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors;

(i)     for a change in the par value of Common Stock; or

(j)     any accrued and unpaid interest (including Additional Interest).

If any event described in Section 10.11(a) through (d) occurs, Holders will receive the rights upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock.  If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided by this Indenture (subject to readjustment in the event of the expiration termination or redemption of such rights).

Notwithstanding the foregoing, no adjustment need be made to the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (other than for a share split, subdivision or combination pursuant to Section 10.06) if Holders participate (as a result of holding Securities, and at the same time as Common Stock holders participate), subject to notice of such participation to Holders, in the transaction that would otherwise trigger the applicable adjustment, as if such Holders held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert.

No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

Section 10.12     Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly or within three Business Days mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent notice in the form of an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The notice of adjustment shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.13     Voluntary Increase.  From time to time, the Company may (but is not required to) increase the Conversion Rate, as permitted by law and the rules of the NASDAQ and any other securities exchange on which any of the Company’s securities are then listed, and if the Board of Directors determines that such increase would be in the Company’s best interest, by any amount at any time for at least 20 Business Days, so long as the increase is irrevocable during such period.  In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.  Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07, 10.08, 10.09 or 10.10.

Section 10.14     Notice of Certain Transactions.  If:

(a)     the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.11); or

(b)     the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or

(c)     there is a liquidation or dissolution of the Company,

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution, subdivision or other event that would require adjustment(s) pursuant to the provisions described under clause (a) above or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  The Company shall file and mail the notice at least 15 Scheduled Trading Days before such date.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.15     Effect of Reclassification, Consolidation, Merger or Sale.  Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 10.06), (ii) any transaction involving the Company subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person), (iii) a merger, consolidation or binding share exchange which reclassifies or changes the outstanding shares of Common Stock, or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then:

(a)     the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) and which shall provide that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event; provided that, at and after the effective time of any such transaction, any amount otherwise payable in cash for fractional shares of Common Stock upon conversion of the Securities will continue to be payable as described in Section 10.03.

(b)     In the event the Company shall execute a supplemental indenture pursuant to this Section 10.15, the Company shall promptly file with the Trustee an Officers’ Certificate briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with.  Promptly, following the effective time of any such Merger Event, the Company shall notify all Holders of the Securities and make available on its website information describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event.  Any failure to deliver such Officers’ Certificate or make such information available on the Company’s website shall not affect the legality or validity of such supplemental indenture.

(c)     With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event, the Company shall deliver to the converting Holder, in lieu of shares of Common Stock otherwise provided for hereunder, a number of units of Reference Property (each such unit comprising the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to the then-applicable Conversion Rate;

(A)The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 10.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price of a full share of Common Stock” were instead a reference to “the fair market value of a unit of Reference Property”

composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(B)For purposes of this Section 10.15, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holder of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election.

(C)The Company shall notify the Holders and the Trustee of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(D)     The above provisions of this Section shall similarly apply to successive Merger Events.  In the event that Securities become convertible into Reference Property pursuant to this Section 10.15, the Company shall notify the Trustee and issue a press release containing the relevant information and make such press release available on the Company’s website.

(E)     None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

Section 10.16     Company Determination Final.  Any determination and/or calculation that the Company or the Board of Directors must make pursuant to Sections 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11 or 10.15 shall be made in good faith and, absent manifest error, shall be final and binding on the Holders of the Securities.

Section 10.17     Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee.

Section 10.18     Simultaneous Adjustments.

(a)     For purposes of Section 10.06, Section 10.07 and Section 10.08, any dividend or distribution to which Section 10.08 is applicable that also includes one or both of:

(i)      a dividend or distribution of Common Stock to which Section 10.06 is applicable (the “10.06 Distribution”); or

(ii)     a dividend or distribution of rights, options or warrants to which Section 10.07 is applicable (the “10.07 Distribution”),

then (1) such dividend or distribution, other than the 10.06 Distribution and 10.07 Distribution, shall be deemed to be a dividend or distribution to which Section 10.08 is applicable (the “10.08

Distribution”) and any Conversion Rate adjustment required by Section 10.08 with respect to such 10.08 Distribution shall be made and (2) the 10.06 Distribution and 10.07 Distribution shall be deemed to immediately follow the 10.08 Distribution and any Conversion Rate adjustment required by Section 10.06 and Section 10.07 with respect thereto shall then be made, except that, if determined by the Board of Directors, the Common Stock Record Date of the 10.06 Distribution and the 10.07 Distribution shall be deemed to be the Common Stock Record Date of the 10.08 Distribution and any Common Stock included in the 10.06 Distribution or 10.07 Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Common Stock Record Date for such dividend or distribution”, “outstanding immediately prior the Open of Business on the effective date of such subdivision or combination,” as the case may be within the meaning of Section 10.06 or “outstanding immediately prior to the Close of Business on the Common Stock Record Date for such distribution” within the meaning of Section 10.07; or

(b)     Subject to Section 10.18(a), in the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06, 10.07, 10.08, 10.09 or 10.10, and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by the Board of Directors in good faith manner.

Section 10.19     Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.20     Limitation on Adjustments.  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 10 if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Securities.  In no event will the Conversion Rate be decreased other than as a result of a transaction described in Section 10.06(c).

Section 10.21     Adjustment to Conversion Rate Upon Certain Transactions.  If, after the Issue Date, a Fundamental Change pursuant to Paragraphs (i), (ii) or (iv) of the definition of Fundamental Change set forth in Section 3.04, which, after giving effect to any exceptions or exclusions from such definition set forth in Section 3.04(a) but with respect to any event described in Paragraph (ii) of the definition of Fundamental Change, shall be determined without regard to the exception provided by Section 3.04(a)(ii)(A) (any such event, a “Make Whole Adjustment Event”) occurs, and if a Holder elects to convert its Securities in connection with such Make Whole Adjustment Event (any conversion during the period beginning with, and including, the Make Whole Adjustment Event Effective Date to, and including, the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, the 35th Scheduled Trading Day immediately following the Make Whole Adjustment Event Effective Date, as the same may be, will be deemed to be “in connection with” such Make Whole Adjustment Event), the Company will increase the applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 10.21.

The Company shall send Holders and the Trustee, not later than the Make Whole Adjustment Event Effective Date (as defined below) of such Make Whole Adjustment Event, a notice describing the Make Whole Adjustment Event and the Holders’ rights to Additional Shares.  The Company shall provide notice to Holders and the Trustee, and make such information available on its website as soon as practicable after it first determines the anticipated Make Whole Adjustment Event Effective Date.

The number of Additional Shares will be determined by reference to the table below and is based on the date on which such Make Whole Adjustment Event transaction occurs or becomes effective (the “Make Whole Adjustment Event Effective Date”) and the price paid per share of Common Stock in such Make Whole Adjustment Event (the “Share Price”).  If the holders of Common Stock receive only cash in the Make Whole Adjustment Event described herein, the Share Price shall be the cash amount paid per share of Common Stock.  Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Make Whole Adjustment Event Effective Date, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Common Stock Record Date for such an event occurs at any time during such ten consecutive Trading Days.

The table below sets forth the Share Price paid per share for Common Stock in the Make Whole Adjustment Event and the number of Additional Shares per $1,000 principal amount of the Securities by which the Conversion Rate will be increased.  The Share Prices set forth in the Share Price column of the table will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. Each of the Additional Shares amount set forth in the table below shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted.

Share Price
Effective Date	$26.00	$30.00	$31.50	$33.00	$34.00	$37.00	$40.00	$43.00	$50.00	$65.50
December 7, 2015	8.1585	6.1930	5.6159	5.1061	4.7979	4.0035	3.3653	2.8458	1.9606	0.9111
December 1, 2016	8.1585	6.4183	5.7835	5.2221	4.8835	4.0103	3.3088	2.7384	1.7710	0.6629
December 1, 2017	8.1585	6.6610	5.9711	5.3642	4.9994	4.0627	3.3150	2.7093	1.6804	0.4423
December 1, 2018	8.1585	6.6740	5.9222	5.2676	4.8774	3.8895	3.1178	2.5067	1.5044	0.3783
December 1, 2019	8.1585	6.0460	5.2102	4.4988	4.0832	3.0670	2.3180	1.7605	0.9358	0.1945
December 1, 2020	8.1585	3.0297	1.4422	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Share Prices and Make Whole Adjustment Event Effective Dates are not set forth in the table, then: (i) if the Share Price is between two Share Price amounts in the table or the Make Whole Adjustment Event Effective Date is between two dates in the table, the Additional Shares issued upon conversion of the Securities will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two Make Whole Adjustment Event Effective Dates in the table, based on a 365-day year; (ii) if the Share Price exceeds $65.50 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities; and (iii) if the Share Price is less than $26.00 per share, subject to adjustment as set forth herein, no Additional Shares will be issued upon conversion of the Securities.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 38.4615 shares for each $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to this Article 10.

The Company will settle conversions of Securities converted in connection with a Make Whole Adjustment Event as provided in Section 10.01; provided, however that in connection with a Make Whole Adjustment Event in which holders of Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), the Company shall settle conversions by delivering, on the tenth Business Day after the Conversion Date, for each $1,000 principal amount of Securities, an amount of cash equal to (i) the applicable Conversion Rate on the Conversion Date, increased by Additional Shares, if any, calculated as set forth in this Section 10.21, multiplied by (ii) the per-share amount of cash consideration paid in such Make Whole Adjustment Event.

For the avoidance of doubt, nothing in this Section 10.21 shall prevent an adjustment to the Conversion Rate pursuant to this Article 10.

Section 10.22     Exchange-Related Limitations.  Notwithstanding anything to the contrary in the Securities or in this Indenture, in connection with limitations imposed by the continued listing standards of the NASDAQ, in the event of an increase in the Conversion Rate that would result in the Securities, in the aggregate, becoming convertible into shares of Common Stock in excess of the share issuance limitations of the listing rules, the Company, at its election (but without delaying delivery of consideration upon any conversion), shall either (i) obtain shareholder approval of such issuances, in accordance with the shareholder approval rules contained in such listing standards, or (ii) pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversion in excess of such limitations based on the Closing Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) in respect of which, in lieu of delivering shares of Common Stock, the Company is paying cash pursuant to this Section 10.22.  If the Company pays cash in lieu of delivering shares of Common Stock pursuant to this Section 10.22, it will notify the Trustee, the Conversion Agent and the Holders of the maximum number of shares it will deliver per $1,000 principal amount of converted Security in respect of the relevant conversion.

Section 10.23     Exchange in Lieu of Conversion.  When a Holder surrenders Securities for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day immediately following the Conversion Date, such Securities to a financial institution designated by the Company for exchange in lieu of conversion.  In order to accept any Securities surrendered for conversion, the designated financial institution must agree to timely deliver, in exchange for such Securities, the shares of Common Stock and cash in lieu of fractional shares that the Company would be obligated to deliver upon the conversion of such Securities (the “Conversion Consideration”) at the time the Company would otherwise be required to deliver such consideration.  The Conversion Consideration must comply with Section 10.05. Election by the Company under this Section 10.23 does not relieve the Company of its obligation to deliver the Conversion Consideration upon conversion unless and until the financial institution delivers such Conversion Consideration to the converting Holder or its designee. By the Close of Business on the second Business Day immediately following the Conversion Date, the Company will notify the Holder surrendering Security for conversion, the Trustee and the Conversion Agent that it has made an exchange election, and the Company will notify the designated financial institution of the relevant deadline for delivery of the Conversion Consideration.  A copy of such notice shall include wire instructions and delivery instructions and shall be delivered to the Conversion Agent and to the designated institution.

(a)     Notwithstanding the foregoing, the Company may not make an exchange election unless the Company concludes, based on a advice of counsel, that any Securities exchanged by the designated institution, and any Common Stock issuable upon conversion thereof, shall: (1) if such exchange takes place prior to the date that is one year after the Issue Date, be eligible for resale under Rule 144 at the same time as the Securities exchanged by the designated institution or any Common Stock issuable upon conversion thereof would have been eligible for resale had such conversion and exchange not occurred, and (2) if such exchange takes place after the date that is one year after the Issue Date, be Freely Tradable, without restrictions, by Holders other than the Company’s Affiliates.  If the Company reaches such a conclusion, the Company agrees not to impose any additional restrictions on such Securities or Common Stock.

(b)     Securities exchanged by the designated institution will remain outstanding.  If the designated institution agrees to accept any Securities for exchange in lieu of conversion but does not timely deliver the related Conversion Consideration, or if such designated institution does not accept the Securities for exchange, the Company will deliver the relevant consideration to the Holder on the applicable settlement date therefor as if the Company had not made an exchange in lieu of conversion election.  So long as the Securities are eligible for book-entry settlement with the Depositary, the Company will comply with the Applicable Procedures.

(c)     The Company’s designation of a financial institution to which the Securities may be submitted for exchange does not require the financial institution to accept any Securities.  The Company will not pay any consideration to, and the Company may, but will not be obligated to, otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Article 11
REDEMPTION

Section 11.01     Right to Redeem; Notices to Trustee.

(a)The Securities are not redeemable by the Company prior to June 30, 2017.  On or after June 30, 2017, the Securities may be redeemed for Cash in whole or in part at the option of the Company subject to the conditions set forth in Section 11.01(b).

(b)On or after June 30, 2017, the Securities will be redeemable by the Company in the event the Closing Sale Price of the Common Stock exceeds 200% of the Conversion Price for 45 consecutive Trading Days ending within three Trading Days of the date the Redemption Notice (as defined below) is delivered pursuant to Section 11.03 at a price (the “Redemption Price”) equal to the sum of 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid Special Interest, if any, to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is after a Special Interest Record Date and prior to the Special Interest Payment Date to which it relates, then the accrued and unpaid Special Interest, if any, to, but excluding, the Redemption Date, shall be paid on such Special Interest Payment Date to the holders of record of such Securities on the applicable Special Interest Record Date instead of the holders surrendering such Securities for redemption on the Redemption Date.

(c)The Company may not redeem any Securities unless all accrued and unpaid Special Interest thereon has been or is simultaneously paid for all semi-annual period or portions thereof terminating prior to the Redemption Date.  In addition, the Company shall not redeem any Securities or deliver to any Holder a notice of redemption pursuant to Section 11.03 at any time when there exists any accrued and unpaid Defaulted Interest or any other Default or Event of Default.

Section 11.02     Selection of Securities to be Redeemed.  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The NASDAQ Global Select Market or any other stock exchange on which the Securities are then listed, as applicable) or, with respect to Global Securities, in accordance with the Applicable Procedures.  The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000.  Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 11.03     Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall delivery a notice of redemption to the Trustee, the Paying Agent and each Holder of Securities to be redeemed (the “Redemption Notice”); provided, however, that the Company shall not deliver any such notice to any Holder at any time when there exists any accrued and unpaid Defaulted Interest or any other Default or Event of Default.

The Redemption Notice shall specify the Securities to be redeemed and shall state:

(i)the Redemption Date;

(ii)the Redemption Price;

(iii)the Conversion Rate and any adjustments thereto;

(iv)the name and address of the Paying Agent and Conversion Agent;

(v)that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date, or if the Company fails to pay the Redemption Price, until it is so paid; and

(vi)the procedures a Holder must follow to exercise rights under Section 3.01.

At the Company’s written request delivered at least 15 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the Redemption Notice to each Holder of Securities to be redeemed in the Company’s name and at the Company’s expense.

Section 11.04     Effect of Notice of Redemption.  Once the Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 11.05     Deposit of Redemption Price.  Prior to 10:00 p.m., New York City time, on or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Securities or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Securities to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price upon delivery of such Securities.

Section 11.06     Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not redeemed; provided that the Company shall not be required to (i) issue, register the transfer of or exchange any Securities during a period beginning immediately prior to the opening of business 15 days before any selection for redemption of Securities and ending at the Close of Business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be redeemed or (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part.

Article 12
PAYMENT OF INTEREST

Section 12.01     Payment of Interest.

(a)    The Securities shall not bear regular interest, and the principal amount of the Securities will not accrete.  Any Special Interest due on the Securities shall be payable by the Company semi-annually in arrears on June 1 and December 1 of each year (each, a “Special Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing June 1, 2016.  Special Interest on a Security shall be paid to the Holder of such Security at the Close of Business on May 15 or November 15 (each, a “Special Interest Record Date”), as the case may be, next preceding the related Special Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or purchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

(b)    Upon conversion of a Security, (i) a Holder shall not receive any cash payment of Special Interest (unless such conversion occurs between a Special Interest Record Date and the Special Interest Payment Date to which it relates, in which case a Holder on the Special Interest Record Date will receive on the Special Interest Payment Date accrued and unpaid Special Interest) and the Conversion Rate shall not be adjusted to account for accrued and unpaid Special Interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a holder of shares of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid Special Interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)    Securities surrendered for conversion by a Holder after the Close of Business on any Special Interest Record Date but prior to the next Special Interest Payment Date, must be accompanied by payment of an amount equal to the Special Interest, if any, that the Holder is to receive on the next Special Interest Payment Date for the Securities; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the next Special Interest Payment Date; (2) if the Company has specified a Redemption Date that is after a Special Interest Record Date and on or prior to the next Special Interest Payment Date; (3) to the extent of overdue Special Interest, if any overdue Special Interest exists at the time of conversion with respect to such Securities; or (4) if the Securities are surrendered for conversion after the Close of Business on the Special Interest Record Date for the payment of Special Interest on the Securities at the Maturity Date.

Section 12.02     Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Special Interest Payment Date, shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Special Interest Record Date applicable to such installment of Special Interest.  Any overdue installments of interest, and interest on any Defaulted Amounts (together, the “Defaulted Interest”) (including any interest on such Defaulted Interest), may be paid by the Company, at its election, as provided below in this Section 12.02.

(a)     The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 12.02(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been sent as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 12.02(b).

(b)     Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 12.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 12.03     Interest Rights Preserved.  Subject to the foregoing provisions of this Article 12 and Section 2.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to Special Interest accrued and unpaid, if any, and to accrue, which were carried by such other Security.

Section 12.04     Overdue Principal and Interest.  The Company shall (A) pay interest on overdue principal on any Securities (including, without limitation, the Fundamental Change Repurchase Price or the Redemption Price, if applicable) and (B) to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) (any such overdue principal and interest, “Defaulted Amounts”).  Interest shall accrue on any Defaulted Amounts at the rate of interest borne by the Securities (which, for the avoidance of doubt, is zero percent as of the date of this Indenture), plus one percent from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company.  Such interest on Defaulted Amounts shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Article 13
MISCELLANEOUS

Section 13.01     Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02     Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows, transmitted by facsimile transmission or electronic transmission to the following:

if to the Company:

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402-3709

Attention: Seth R. Weissman, Executive Vice President, Secretary & General Counsel

Email: sweissman@solarcity.com; corporatelegal@solarcity.com if to the Trustee:

Wells Fargo Bank, National Association

333 S. Grand Avenue

5th Floor, Suite 5A

Los Angeles, CA 90071

Attention: Corporate Trust Services

Email: madeliena.j.hughes@wellsfargo.com

Facsimile number: (213) 253-7598

if to Registrar, Paying Agent or Conversion Agent:

Wells Fargo Bank, National Association

333 S. Grand Avenue

5th Floor, Suite 5A

Los Angeles, CA 90071

Attention: Corporate Trust Services

Email: madeliena.j.hughes@wellsfargo.com

Facsimile number: (213) 253-7598

with a copy to:

Maria A. Dantas, Esq.

Drinker Biddle & Reath

600 Campus Drive

Florham Park, New Jersey 07932

Email: maria.dantas@dbr.com

Facsimile number: (973) 360-9831

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such transmission.  Any notices required to be given to Holders while the Securities are Global Securities will be given only to DTC pursuant to Applicable Procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.03     Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.04     Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for application for the authentication of Securities on the date of this Indenture pursuant to Section 2.02), the Company shall furnish to the Trustee:

(a)      an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)      an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 13.05     Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)      a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)      a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)      a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06     Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07     Rules by Trustee, Paying Agent, Conversion Agent, and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.08     Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (including Additional Interest) shall accrue for the intervening period.  If a Special Interest Record Date is a Legal Holiday, the Special Interest Record Date shall not be affected.

Section 13.09     Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10     No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11     Successors.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities shall bind their respective successors.

Section 13.12     Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13     Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14     USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act the Paying Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Wells Fargo Bank, National Association.  The parties to this Indenture agree that they will provide the Paying Agent with such information as it may request in order for the Paying Agent to satisfy the requirements of the USA PATRIOT Act.

Section 13.15     Force Majeure.  The Paying Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Paying Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.16     Submission to Jurisdiction.  The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 13.17     Waiver of Jury Trial.  THE COMPANY, THE TRUSTEE, AND EACH HOLDER BY ITS ACCEPTANCE OF SECURITIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR ANY TRANSACTION CONTEMPLATED THEREBY.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

SOLARCITY CORPORATION

By:	/s/ Brad Buss
Name: Brad Buss
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Paying Agent, Registrar and Conversion Agent

By:	/s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
FORM OF SECURITY

[FORM OF FACE OF SECURITY]

[For all Securities, other than Affiliate Securities, include the following legend (the “Non-Affiliate Legend”):]

NO COMPANY AFFILIATE (AS DEFINED IN THE INDENTURE HEREAFTER REFERRED TO) MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[For Global Securities, include the following legend (the “Global Securities Legend”):]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[For all Securities that are Restricted Securities, include the following legend (the “Restricted Securities Legend”):]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)      TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)      PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)      TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)      UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (1) THAT IS AT LEAST ONE YEAR AFTER THE DATE OF ISSUANCE OF THE ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2020 REPRESENTED BY THIS SECURITY OR SUCH OTHER PERIOD OF TIME THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Each Affiliate Security shall include the following legend:]

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OF THIS SECURITY ARE HELD BY A PERSON WHO MAY BE AN AFFILIATE OF THE COMPANY AND, TO THAT EXTENT, ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

No. [   ]

CUSIP: [__________][; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number [__________].]

ISIN: [__________][; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this ISIN number will be deemed removed and replaced with the ISIN number [__________].]

Principal Amount $[]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]

SolarCity Corporation

Zero Coupon Convertible Senior Notes due 2020

SolarCity Corporation, a Delaware corporation, promises to pay to [   ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[___________] on December 1, 2020 (the “Maturity Date”).

Special Interest Payment Dates (if applicable) : June 1 and December 1.

Special Interest Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the Company has caused this Security to be duly executed.

Dated:

SOLARCITY CORPORATION

By:
Name: Brad Buss
Title: Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By

Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

Zero Coupon Convertible Senior Notes due 2020

1. Interest

This Security shall bear no interest other than Special Interest and the principal amount of the Notes will not accrete. Special Interest (except for Defaulted Interest) shall be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2016, to the holder of record of Securities at the Close of Business on the May 15 or November 15 immediately preceding such Special Interest Payment Date (or repurchase or redemption or Maturity Date, as applicable). Each payment of Special Interest on this Security shall include Special Interest accrued for the period commencing on and including the immediately preceding Special Interest Payment Date (or, if none, the applicable date(s) for the commencement of such interest as prescribed by the Indenture) through the day before the applicable Special Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date, as applicable. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Special Interest shall cease to accrue on this Security upon its Maturity Date, conversion or repurchase by the Company, including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 6 hereof.

Special Interest on Securities converted after a Special Interest Record Date, but prior to the corresponding Special Interest Payment Date, will be paid to the Holder of the Securities on the Special Interest Record Date, but upon such conversion, the Holder must pay the Company the Special Interest which has accrued and will be paid by the Company on such Special Interest Payment Date. No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the next Special Interest Payment Date; (2) if the Company has called for redemption on a Redemption Date that is after a Special Interest Record Date and on or prior to the next Special Interest Payment Date; (3) to the extent of overdue Special Interest, if any overdue interest exists at the time of conversion with respect to such Securities; or (4) if such Securities are surrendered for conversion after the Close of Business on the Special Interest Record Date for the payment of Special Interest on the Securities at the Maturity Date.

2. Method of Payment.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture. The Company will pay Special Interest (except Defaulted Interest), if any, on the principal amount of the Securities on each June 1 and December 1 to the Persons who are registered Holders of Securities at the Close of Business on the May 15 and November 15 next preceding the Special Interest Payment Date even if Securities are canceled or repurchased after such Special Interest Record Date and on or before the Special Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid Special Interest, if any, and any payment of the Fundamental Change Repurchase Price, Redemption

Price or premium in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder. If any Special Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent, Conversion Agent and Registrar.

Initially, Wells Fargo Bank, National Association, will act as Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Indenture.

The Company issued the Securities under an Indenture dated as of December 7, 2015 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

The Securities are general senior unsecured obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

The Securities are not redeemable by the Company prior to June 30, 2017.  On or after June 30, 2017, the Securities may be redeemed for cash in whole or in part at the option of the Company in the event the Closing Sale Price of the Common Stock exceeds 200% of the Conversion Price for 45 consecutive Trading Days ending within three Trading Days of the date of the Redemption Notice.  The redemption price (the “Redemption Price”) for any such redemption is equal to (i) 100% of the Principal Amount of Securities to be redeemed, plus (ii) accrued and unpaid Special Interest, if any, to, but excluding, the Redemption Date.

6. Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a) At the option of the Holder, and subject to the terms and conditions of the Indenture, if a Fundamental Change occurs, each Holder of Securities will have the right, at its option, to require the Company to repurchase for cash all of its Securities, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Securities to be repurchased plus accrued and unpaid Special Interest, if any, to (but excluding) the Fundamental Change Repurchase Date. To exercise the repurchase right, the Holder must deliver, on or before the Close of Business on the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Securities with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Securities on the date that is no fewer than 20 Business Days and no more than 45 Business Days after the date of the Fundamental Change Notice delivered by the Company.

(b) Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 6(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the last day prior to the Fundamental Change Repurchase Date or, if there is a Default in the payment of the Fundamental Repurchase Price, until such Default is no longer continuing. If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.

7. Conversion.

(a) Holders may surrender Securities, in integral multiples of $1,000 principal amount, for conversion into shares of Common Stock until the second Scheduled Trading Day immediately preceding the Maturity Date.

(b) The initial Conversion Rate is 30.3030 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. Upon conversion, a Holder will receive, for each $1,000 principal amount of Securities surrendered, a number of shares of Common Stock equal to the then applicable Conversion Rate in effect on the relevant Conversion Date; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Securities at maturity, the Company will deliver such shares on the Maturity Date. Notwithstanding the foregoing, the Company will not deliver any fractional shares upon conversion; instead, Holders will receive cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(c) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Security to the Conversion Agent; (3) furnish appropriate endorsements and transfer documents; and (4) pay any transfer or similar tax, if required.

(d) A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid Special Interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder shares of Common Stock and any cash payment to account for fractional shares. Accrued and unpaid Special Interest will be deemed paid in full rather than cancelled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

8. Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased).

9. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

11. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

12. Calculations in Respect of Securities.

The Company will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the market prices of the Securities and the Common Stock, any accrued Special Interest payable on the Securities, the Conversion Rate and the Conversion Price of the Securities and any adjustments thereto.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee and each agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Securities upon the written request of such Holder.

Neither the Trustee nor any Agent shall have responsibility with respect to the conversion terms of the Securities, and whether any adjustments thereto are required.

13. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Security.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. GOVERNING LAW.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17. Additional Interest.

Holders of Securities shall be entitled to payments of Additional Interest to the extent set forth in the Indenture.

18. Ranking.

The Securities shall be senior unsecured obligations of the Company and will rank equal in right of payment to the Company’s 2.75% Convertible Senior Notes due 2018, 1.625% Convertible Senior Notes due 2019 and to any future senior unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Securities.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402-3709

Attention: Seth R. Weissman, Vice President & General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)     ____     to SolarCity, Inc. or any Subsidiary thereof; or

(2)     ____     pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”);

(3)     ____    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;

(4)     ____     pursuant to an exemption from registration provided by Rule 144 under the Securities Act; or

(5)     ____     pursuant to any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written certifications and, in the case of item (5), such other evidence or legal opinions required by the Indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company, check the box  ☐

To convert only part of this Security, state the principal amount to be converted

(which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

FORM OF REPURCHASE NOTICE

Certificate No. of Security:  ___________
Principal Amount of this Security: $ ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________

(in an integral multiple of $1,000)

Date:__________________	Signature(s): (Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:	(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal amount of Global Security: $[___________].

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officers’ Certificate

[date]

[NAME OF OFFICER], the [TITLE] of SolarCity Corporation, a Delaware corporation (the “Company”) does hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[add principal amount] of the Company’s Zero Coupon Convertible Senior Notes due 2020 (CUSIP: [________]) (the “Notes”) pursuant to the terms of the Indenture, dated as of December 7, 2015 (as may be amended or supplemented from time to time, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”), that:

1.     The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officers’ Certificate” is defined in the Indenture.

2.     The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.     In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Securities Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.     To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture and, in the case of Global Securities, the Applicable Procedures have been complied with.

5.     The Resale Restriction Termination Date for the Notes is the date of this Officer’s Certificate.  The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Securities Legend and Section 2.15 of the Indenture.

In accordance with Section 2.16 of the Indenture, the Company hereby advises you as follows:

1.     The Restricted Securities Legend set forth on the Securities shall be deemed removed from the Notes in accordance with the terms and conditions of the Securities and as provided in the Indenture, without further action on the part of the Holders.

2.     The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [________], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

3.     The Company has been advised by the Depositary that the execution and authentication of a replacement Global Note bearing the unrestricted CUSIP and ISIN pursuant to the terms of the Indenture [is or is not] required.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

EXHIBIT B

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

SolarCity Corporation

By:

Name:

Title:

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND (the “Restricted Stock Legend”)]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)     TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)     PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)     UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (1) THAT IS AT LEAST ONE YEAR AFTER THE DATE OF ISSUANCE OF THE COMPANY’S ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2020 REPRESENTED BY THIS SECURITY OR SUCH OTHER PERIOD OF TIME THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) ON WHICH THE COMPANY HAS INSTRUCTED THE TRANSFER AGENT THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE SECURITIES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Any such Restricted Stock held by a Company Affiliate shall also include the following legend:]

THIS SECURITY IS HELD BY A PERSON WHO MAY BE AN AFFILIATE OF THE COMPANY AND, TO THAT EXTENT, IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.